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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 12, 2003

MANDALAY RESORT GROUP
(Exact Name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-8570 (Commission File Number)	88-0121916 (IRS Employer Identification No.)

3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (702) 632-6700

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION INCLUDED IN THIS REPORT

Item 5.    Other Events and Required FD Disclosure.

        On June 12, 2003 Mandalay Resort Group announced that its Board of Directors has instituted a policy of quarterly cash dividends to shareholders. The company's first quarterly payment will be $.23 per share. This dividend will be payable on August 1, 2003 to shareholders of record on June 26, 2003.

        Separately, the company announced that on July 15, 2003, it will redeem its $275 million 9 1/4% Senior Subordinated Notes due 2005 at the redemption price of 104.625% plus interest accrued to the redemption date.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits:

  99
  Press release dated June 12, 2003.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MANDALAY RESORT GROUP
Dated: June 12, 2003	By:	/s/ LES MARTIN Les Martin Vice President and Chief Accounting Officer

Index to Exhibits

No.	Description
99	Press Release dated June 12, 2003

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Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.